Exhibit 5.1

Reed Smith LLP
599 Lexington Avenue
New York, NY 10022-7650 +1 212 521 5400 Fax +1 212 521 5450 reedsmith.com

November 20, 2024

Spectral AI, Inc.

2515 McKinney Avenue, Suite 1000

Dallas, Texas 75201

Ladies and Gentlemen:

We have acted as counsel to Spectral AI, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) and the related prospectus filed with the Registration Statement (the “Prospectus”), covering the registration of up to 1,000,000 shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) issuable upon the conversion of the convertible promissory note issued in a private placement pursuant to a Promissory Note, dated March 19, 2024, as amended on October 1, 2024, by and between the Company and an accredited investor (the “Promissory Note”). The Company is registering the resale of the Common Stock as required by the registration rights included in the Promissory Note, as amended.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have reviewed originals or copies of (a) the Registration Statement, (b) the Promissory Note (c) the Company’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws; and together with the Registration Statement and the Promissory Note, the “Transaction Documents”, and such other corporate records, agreements and documents of the Company, certificates or comparable documents of public officials and officers of the Company and have made such other investigations as we have deemed necessary as a basis for the opinions set forth below.

In rendering the opinion set forth below, we have assumed:

a)	the genuineness of all signatures;
b)	the legal capacity of natural persons;
c)	the authenticity of all documents submitted to us as originals; and
d)	the conformity to original documents of all documents submitted to us as duplicates or conformed copies; and
e)	as to matters of fact, the truthfulness of the representations and warranties made or to be made (as applicable) by the parties to the Transaction Documents and the truthfulness of the representations made in certificates or comparable documents of public officials and officers of the Company.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the shares of Common Stock have been duly authorized and, when issued and delivered upon conversion of the Promissory Note in accordance with the terms of the Promissory Note, will be validly issued, fully paid and nonassessable.

The opinions stated herein are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) public policy considerations which may limit the rights of parties to obtain certain remedies, (ii) any provision waiving the right to object to venue in any court; and (iii) any agreement to submit to the jurisdiction of any federal court.

Our opinion is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York (the “Opined-on Law”) and we do not express any opinion herein concerning any other law. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. This opinion letter speaks only as of its date.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement and any amendments thereto. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ REED SMITH LLP

Reed Smith LLP